Exhibit 4.2

MARQETA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of May 27, 2020, by and among MARQETA, INC., a Delaware corporation (the “Company”), and the investors listed on EXHIBIT A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor.”

RECITALS

WHEREAS, certain of the Investors are purchasing shares of the Company’s Series E-1 Preferred Stock (the “Series E-1 Stock”), pursuant to that certain Series E-1 Preferred Stock Purchase and Exchange Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”);

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

WHEREAS, certain of the Investors (the “Prior Investors”) are holders of the Company’s Series A Preferred Stock (the “Series A Stock”), Series B Preferred Stock (the “Series B Stock”), Series C Preferred Stock (the “Series C Stock”), Series D Preferred Stock (the “Series D Stock”), Series D-1 Preferred Stock (the “Series D-1 Stock”) and Series E Preferred Stock (the “Series E Stock” and together with the Series A Stock, the Series B Stock, the Series C Stock, the Series D Stock, the Series D-1 Stock, the Series E-1 Stock the “Preferred Stock”);

WHEREAS, the Prior Investors and the Company are parties to an Amended and Restated Investor Rights Agreement dated March 14, 2019 (the “Prior Agreement”);

WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement; and

WHEREAS, in connection with the consummation of the Financing, the Company and the Investors have agreed to the registration rights, information rights, and other rights as set forth below.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. GENERAL.

1.1    Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the holders of a majority of the Registrable Securities held by the Prior Investors outstanding as of the date of this Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Purchase Agreement.

1.2    Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a)    “Affiliate” means, with respect to any specified person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with such person, including without limitation any general partner, managing member, officer or director of such person or any venture capital, private equity or similar investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such person.

(b)    “Capital Group” means, collectively, Capital Research and Management Company, together with any funds advised by Capital Research and Management Company or any of its Affiliates.

(c)     “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.

(d)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e)    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)    “Holder” means any party to this Agreement that is the owner of record of Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

(g)    “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(h)    “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 7,500,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination or other recapitalization or reclassification effected after the date hereof); provided that in the event Capital Group no longer holds sufficient shares of Registrable Securities to be considered a Major Investor pursuant to the foregoing clause, Capital Group will be treated as a Major Investor with respect to Section 3.1 only for so long as Capital Group continues to hold Series E-1 Stock.

(i)    “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(j)    “Registrable Securities” means (i) Common Stock of the Company issuable or issued upon conversion of the Shares and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include (A) any securities sold by a person to the public either pursuant to a registration statement or Rule 144, (B) any securities sold in a transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned, and (C) for purposes of Section 2, any securities for which registration rights have terminated pursuant to Section 2.14.

(k)    “Registrable Securities then outstanding” shall be the number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(l)    “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed seventy five thousand dollars ($75,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(m)    “SEC” or “Commission” means the Securities and Exchange Commission.

(n)    “Securities Act” shall mean the Securities Act of 1933, as amended.

(o)    “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

(p)    “Shares” shall mean the Company’s Series A Stock, Series B Stock, Series C Stock, Series D Stock, Series D-1 Stock, Series E Stock and Series E-1 Stock held from time to time by the Investors listed on EXHIBIT A hereto and their permitted assigns.

(q)    “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

SECTION 2. RESTRICTIONS ON TRANSFER; REGISTRATION.

2.1    Restrictions on Transfer.

(a)    Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i)    there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)    (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel (which counsel may be such Holder’s internal counsel), reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After its Initial Offering, the Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.

(b)    Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer (i) by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (D) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder, (E) a venture capital fund transferring to an affiliated venture capital fund, or (ii) among Inter-Atlantic Advisors III, LLC, Inter-Atlantic Ivy, LLC and/or any of their respective Affiliates, among CommerzVentures GmbH and/or any of its respective Affiliates, or among Capital Group funds; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

(c)    Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d)    The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company or such Holder’s internal counsel) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend, provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.

(e)    Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2    Demand Registration.

(a)    Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of a majority of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least a majority of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000 (a “Demand Offering”)), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

(b)    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to the Holders of a majority of the Registrable Securities held by all Initiating Holders). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)    The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i)    prior to the earlier of (A) the five (5) year anniversary of the date of this Agreement or (B) the expiration of the restrictions on transfer set forth in Section 2.11 following a Demand Offering;

(ii)    after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(iii)    during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to a public offering, other than pursuant to a Special Registration Statement; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iv)    if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for a public offering, other than pursuant to a Special Registration Statement within ninety (90) days;

(v)    if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(vi)    if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(vii)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3    Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)    Underwriting. If the registration statement of which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is a Qualified Public Offering (as defined in the Company’s Amended and Restated Certificate of Incorporation, as may be amended and/or restated from time to time, the “Restated Charter”), and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, venture capital fund, limited liability company or corporation, the partners, retired partners, affiliated venture capital funds, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b)    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4    Form S-3 Registration. In case the Company shall receive a written request from or written requests from a Holder or Holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)    promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)    as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i)    if Form S-3 is not available for such offering by the Holders;

(ii)    if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than five million ($5,000,000);

(iii)    if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement;

(iv)    if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(v)    if the Company has already effected, in the same calendar year, two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4; or

(vi)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)    Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

2.5    Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3 or 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b)(v), as applicable, to undertake any subsequent registration, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b)(v), as applicable, to undertake any subsequent registration.

2.6    Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. In no event shall any Suspension Period, when taken together with all prior Suspension Periods, exceed 120 days in the aggregate. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b)    Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c)    Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)    Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use best efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)    Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

2.7    Delay of Registration; Furnishing Information.

(a)    No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b)    It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c)    The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.8    Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, stockholders and directors of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the

Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, stockholder, underwriter or controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b)    To the extent permitted by law, each Holder, severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c)    Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent, and only to the extent, materially prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)    If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder, when combined with any amounts paid by such Holder pursuant to Section 2.8 (b), exceed the net proceeds from the offering received by such Holder.

(e)    Unless otherwise superseded by an underwriting agreement, the obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.8 would apply that is covered by a registration filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.9    Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member, retired member, stockholder or affiliated venture capital fund of a Holder that is a corporation, partnership, limited liability company or venture capital fund, or, in the case of the Capital Group only, is an investment fund that shares the same management company of a Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder, or (c) acquires at least 1,000,000 shares of Registrable Securities (as adjusted for stock splits and combinations); or (d) is an entity affiliated by common control (or other related entity) with such Holder; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement. Notwithstanding the above, and not in limitation of the foregoing, Inter-Atlantic Advisors III, LLC, Inter-Atlantic Ivy, LLC, CommerzVentures GmbH, and each of their respective Affiliates which is then a Holder may assign the right to cause the Company to register Registrable Securities to Inter-Atlantic Advisors III, LLC, Inter-Atlantic Ivy, LLC, CommerzVentures GmbH, and any of their respective Affiliates.

2.10    Limitation on Subsequent Registration Rights. Other than as provided in Section 5.10, after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to demand the registration of shares of the Company’s capital stock, or to include such shares in a registration statement that would reduce the number of shares includable by the Holders.

2.11    “Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder immediately prior to the effectiveness of the registration (other than those included in the registration) during the 180-day period following the effective date of the Initial Offering (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2241 or any successor or similar rule or regulation); provided, that all officers and directors of the Company are bound by and have entered into similar agreements and the Company shall use its best efforts to ensure that all holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. Any release of the obligations pursuant to this Section 2.11 shall be applied to the Holders on a pro rata basis based on their respective number of shares of Registrable Securities; except that the foregoing shall not apply to any customary carve-out set forth in the lock-up agreement with the underwriters in the Initial Offering.

2.12    Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.11 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.11 and this Section 2.12 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.11 and 2.12. The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.11 and 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.13    Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)    Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)    File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)    So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.14    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.2, Section 2.3, or Section 2.4 hereof shall terminate upon the earlier of: (i) the date four (4) years following the Initial Offering; or (ii) the date all Registrable Securities of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its Affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period that existed continuously for a ninety (90) day period following the termination of the requirements of Section 2.11 hereof. Upon such termination, such shares shall cease to be “Registrable Securities” hereunder for all purposes.

SECTION 3. COVENANTS OF THE COMPANY.

3.1    Basic Financial Information and Reporting.

(a)    The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein), and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b)    As soon as practicable after the end of each fiscal year of the Company, and in any event within 120 days thereafter, the Company shall furnish each Major Investor with a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing (i.e., one of the “Big Four” accounting firms) selected by the Company’s Board of Directors.

(c)    As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 60 days thereafter, the Company shall furnish each Major Investor with a balance sheet of the Company as of the end of each such quarterly period and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(d)    As soon as practicable after the end of each month, and in any event within 30 days thereafter, the Company shall furnish each Major Investor with a balance sheet of the Company as of the end of each such month and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, both actual and compared with the Company’s annual plan, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(e)    The Company shall furnish each Major Investor: (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent written revisions thereto) and (ii) a report comparing each annual budget to the relevant financial statements.

3.2    Inspection Rights. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the

Company’s Board of Directors determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed; provided, further, that neither Inter-Atlantic Advisors III, LLC, Inter-Atlantic Ivy, LLC any of their respective Affiliates, nor any Major Investor that is a venture capital fund or, in the case of Capital Group only, other investment fund shall be deemed a competitor for purposes hereof as a result of its investment in other companies.

3.3    Confidentiality of Records. Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor pursuant to Section 3.1 and 3.2 hereof that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any partner, subsidiary, parent or, in the case of Capital Group only, investment adviser of such Investor as long as such partner, subsidiary, parent or, in the case of Capital Group only, investment adviser is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 3.3 or comparable restrictions; (ii) at such time as it enters the public domain through no fault of such Investor; (iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; or (v) as required by applicable law. Notwithstanding the foregoing, each Investor that is a limited partnership or limited liability company may disclose such proprietary or confidential information to any former partners or members who retained an economic interest in such Investor, current or prospective partner or prospective limited partner of the partnership or any subsequent partnership under common investment management, limited partner, general partner, member or management company of such Investor (or any employee or representative of any of the foregoing) (each of the foregoing persons, a “Permitted Disclosee”) or legal counsel, accountants or representatives for such Investor, provided that such Investor informs such person(s) that such information is confidential and directs such person to maintain the confidentiality of such information. Furthermore, nothing contained herein shall prevent any Investor, Permitted Disclosee, or, in the case of Capital Group only, any Investor’s investment adviser, such investment adviser’s Affiliates, or any investment funds advised by such investment adviser or its Affiliates, from (i) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Investor, Permitted Disclosee, or in the case of Capital Group only, such investment adviser, Affiliate or investment fund, does not, except as permitted in accordance with this Section 3.3, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities, or (ii) making any disclosures required by law, rule, regulation or court or other governmental order.

3.4    Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.5    Stock Vesting. Unless otherwise approved by the Company’s Board of Directors, all restricted stock awards, stock options, restricted stock units and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the Company, and (b) seventy-five percent (75%) of such stock shall vest monthly over the remaining three (3) years. Unless otherwise approved by the Company’s Board of Directors (including a majority of the Preferred Directors, as defined in the Restated Charter) after the date of this agreement (i) the Company shall have the option to repurchase any such unvested shares at cost upon termination of the service provider (with or without cause), and (ii) all employees, consultants and other service providers shall be “at will,” and the Company will not enter into any employment agreement or severance agreement providing for any payment or vesting acceleration upon termination.

3.6    Proprietary Information and Inventions Agreement. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement substantially in a form approved by the Company’s counsel or the Board of Directors of the Company.

3.7    Assignment of Right of First Refusal. In the event the Company elects not to exercise any right of first refusal or right of first offer the Company may have on a proposed transfer of any of the Company’s outstanding capital stock pursuant to the Company’s charter documents, by contract or otherwise, the Company shall, to the extent it may do so, assign such right of first refusal or right of first offer to each Major Investor. In the event of such assignment, each Major Investor shall have a right to purchase its pro rata portion of the capital stock proposed to be transferred (such amount to be referred to as such Major Investor’s “Pro Rata Portion”). Each Major Investor shall notify the Company within five (5) business days of its intent to purchase its Pro Rata Portion of the shares subject to the proposed transfer. Each Major Investor’s Pro Rata Portion shall be equal to the product obtained by multiplying (i) the aggregate number of shares proposed to be transferred by (ii) a fraction, the numerator of which is the number of shares of Registrable Securities held by such Major Investor at the time of the proposed transfer and the denominator of which is the total number of Registrable Securities owned by all Major Investors at the time of such proposed transfer. In the event that any Major Investor elects not to purchase such Major Investor’s Pro Rata Portion of the shares proposed to be transferred, the Company shall notify the other Major Investors who have elected to purchase their Pro Rata Portion of such shares (the “Participating Investors”) within five (5) business days. The Participating Investors shall then have an opportunity to purchase any remaining shares subject to the proposed transfer on a pro rata basis; provided that any such purchase by a Participating Investor must occur within thirty days or such Participating Investor’s receipt of notice from the Company of its intent not to exercise its right of first refusal or right of first offer on such proposed transfer, or such other shorter time period as set forth in the agreement or charter document pursuant to which the Company holds any such right of first refusal or right of first offer.

3.8    D&O Insurance. For so long as a Preferred Director is serving on the Board of Directors, the Company shall not cease to maintain a Directors and Officers liability insurance policy in an amount of at least three million dollars ($3,000,000) unless approved by the Company’s Board of Directors (including all of the Preferred Directors).

3.9    Certain Lines of Business. For so long as DFS or any Affiliate thereof owns at least 5% of the capital stock of the Company (on an as converted to Common Stock basis), in addition to any other vote required by law or the Restated Charter, without the written consent of DFS, the Company shall not, directly or indirectly (including through an Affiliate), engage in any business that is not, in the reasonable opinion of DFS, a permissible nonbanking activity under the Bank Holding Company Act of 1956, as amended, or any similar successor federal statute and the rules and regulations thereunder (the “Bank Holding Company Act”). For the avoidance of doubt, DFS agrees that for purposes of this Section 3.9, the business of the Company as conducted on the date hereof is a permissible nonbanking activity under the Bank Holding Company Act.

3.10    Termination of Covenants. All covenants contained in Section 3 of this Agreement (other than the provisions of Section 3.3 and 3.9) shall expire and terminate as to the Company and each Investor upon the earlier of (i) the effective date of the registration statement pertaining to a Qualified Public Offering or (ii) upon a Liquidation Event, Asset Transfer or Acquisition (each as defined in the Company’s Restated Charter).

SECTION 4. RIGHTS OF FIRST REFUSAL.

4.1    Subsequent Offerings. Subject to applicable securities laws, each Major Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Major Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares or upon the exercise of outstanding warrants or options) of which such Major Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

4.2    Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Major Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Major Investor shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Major Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3    Issuance of Equity Securities to Other Persons. If not all of the Major Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Major Investors who do so elect (the “Fully Exercising Investors”) and shall offer such Fully Exercising Investors the right to acquire, in addition to the number of shares specified above, up to that portion of the Equity Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock then held, by such Fully Exercising Investor, bears to the Common Stock issued and held or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock then held by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The Fully Exercising Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. The Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Major Investor’s rights were not exercised, at a price not lower and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Major Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Major Investors in the manner provided above.

4.4    Termination and Waiver of Rights of First Refusal. The rights of first refusal established by this Section 4, and any such rights of first refusal assigned to any Major Investor pursuant to Section 3.7, shall not apply to, and shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to an Initial Offering that results in the conversion of all outstanding Preferred Stock into Common Stock, (ii) an Acquisition (as defined in the Company’s Restated Charter), or (iii) written consent of a majority of the then outstanding Registrable Securities held by the Major Investors (in a particular instance or generally, and either retroactively or prospectively).

4.5    Assignment of Rights of First Refusal. The rights of first refusal of each Major Investor under this Section 4 may be assigned to the same parties, subject to the same restrictions, as any transfer of registration rights pursuant to Section 2.9.

4.6    Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to any Equity Securities excepted from the definition of “Additional Shares of Common Stock” as defined in the Restated Charter.

SECTION 5. MISCELLANEOUS.

5.1    Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to conflicts of laws or principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County where the Company’s principal office is located.

5.2    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

5.3    Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.4    Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.5    Amendment and Waiver. Except as otherwise expressly provided in this Agreement (including as provided in Section 4), this Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the written consent of the Company and the holders of a majority of the then-outstanding Registrable Securities; provided, however, any amendment or modification to (or waiver of any provision of) this Agreement that is not applied to all classes or series of Preferred Stock in the same manner on its face and that disproportionately and adversely affects the rights or obligations of any class or series of Preferred Stock hereunder in any material respect in a manner different than any other class or series of Preferred Stock shall not be effective as to any class or series of Preferred Stock without the written consent of a majority of such class or series of Preferred Stock; and provided, further, that any amendment or modification to (or waiver of any provision of) this Agreement that is not applied to all Holders in the same manner on its face and that disproportionately and adversely affects the rights or obligations of a Holder (in its capacity as a Holder under this Agreement) as compared to other Holders’ rights or obligations under this Agreement generally, shall not be effective as to such affected Holder without the written consent of such affected Holder (it being understood that the following shall not trigger a separate vote of any series of Preferred Stock: (x) a waiver of a Major Investor’s rights of first refusal pursuant to Section 3.7 and/or Section 4 (a “Preemptive Rights Waiver”) so long as such Preemptive Rights Waiver applies to all Major Investors and does not target such individual Major Investor, regardless of whether any Major Investor purchases Equity Securities in the subsequent offering in connection with which such rights are waived (each, an “Interested Major Investor”); provided that the Preemptive Rights Waiver with respect to such subsequent offering includes a majority of the holders of Registrable Securities excluding the Interested Major Investor(s); and (y) a waiver of any rights of any Investor (including any Major Investor) pursuant to this Agreement by receipt of the requisite vote of the stockholders pursuant to any provision of this Agreement that does not adversely target such Investor (or such Major Investor, as applicable)). For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company. Notwithstanding the foregoing, this Agreement may be amended to add additional holders of Preferred Stock to EXHIBIT A as “Investors” by an instrument in writing signed by the Company and such holders or to remove from EXHIBIT A any such Investor that no longer holds shares of Preferred Stock. For the avoidance of doubt, this Agreement shall terminate (and any rights contained herein shall terminate) with respect to an Investor at such time as such Investor no longer holds shares of capital stock of the Company, unless such rights are assumed by such Investor’s successors or assigns as set forth in Section 5.2 hereof.

5.6    Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.7    Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid for senders and receivers within the United States, or (d) two (2) days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or EXHIBIT A hereto or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.

5.8    Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.9    Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.10    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder. Notwithstanding anything to the contrary contained herein, if the Company shall issue Equity Securities (i) for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance, joint venture, partnership, advisory, commercial agreement or similar business combination approved by the Company’s Board of Directors (including the approval of at least one of the Preferred Directors) or (ii) pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Company’s Board of Directors (including the approval of at least one of the Preferred Directors), then, any purchaser of such Equity Securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder; provided, however, that the foregoing shall terminate and be of no further force or effect upon the effective date of the Initial Offering.

5.11    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.12    Aggregation of Stock. All shares of Registrable Securities held or acquired by each of the following, respectively; (i) affiliated entities, (ii) persons or entities under common management or control, or (iii) Inter-Atlantic Advisors III, LLC, Inter-Atlantic Ivy, LLC and each of their respective Affiliates, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.13    Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.14    Termination. This Agreement shall terminate and be of no further force or effect upon the earlier of (a) a Liquidation Event, Asset Transferor or Acquisition (each as defined in the Company’s Restated Charter) (except to the extent of any breach of this Agreement occurring or arising prior to or upon such Liquidation Event, Asset Transferor or Acquisition, in which case the parties’ rights and obligations with respect thereto shall survive any such termination); or (b) the date four (4) years following the effective date of an Initial Offering that results in the conversion of all outstanding shares of Preferred Stock.

5.15    Public Announcements. The Company shall not issue any press release or make any public announcement relating to the subject matter or terms of this Agreement or any of the Related Agreements (as defined in the Purchase Agreement) without the prior written consent of Coatue Kona III LP (“Coatue”) and Capital Group. The Company shall not use the name, trade names, trademarks, service marks or logos of Coatue, Capital Group or any of their respective Affiliates or team members in any press release or public announcement without the prior written consent of Coatue or Capital Group, as applicable. Notwithstanding the foregoing, the Company may (i) if Coatue’s or Capital Group’s investment in the Company has been publicly disclosed by Coatue or Capital Group, as applicable, or with Coatue’s or Capital Group’s prior consent, as applicable, from then forward, confirm and/or disclose that Coatue or Capital Group, as applicable, has invested in the Company and provide any other information specific to Coatue’s or Capital Group’s investment that has been previously disclosed by or with Coatue’s or Capital Group’s consent, as applicable, (ii) disclose to its tax, legal or other professional advisors, directors, officers, employees, other investors and prospective investors and potential acquirers of the fact of, and the specific terms and/or amount of, the investment by Coatue or Capital Group in the

Company, provided that such persons are obligated to keep such information confidential, and (iii) make any other disclosure regarding Coatue’s or Capital Group’s investment in the Company required by law, legal process, regulation, court order or applicable stock exchange rules or regulations provided that the Company uses its best efforts to advise Coatue or Capital Group, as applicable, prior to making the disclosure, if permitted to do so.

5.16    Material Non-Public Information. The Company understands and acknowledges that in the regular course of the business of Coatue, Capital Group and their respective Affiliates may invest in companies that have issued securities that are publicly traded (each, a “Public Company”). Accordingly, the Company covenants and agrees that before knowingly providing material non-public information about a Public Company (“Public Company Information”) to Coatue or Capital Group, the Company will provide prior written notice to Coatue Chief Legal officer and Chief Compliance Officer at [***] or the Capital Group legal representatives at [***] and [***], as applicable, describing such information in reasonable detail. The Company shall not knowingly disclose Public Company Information to Coatue or Capital Group without written authorization from the applicable compliance personnel listed above, provided, however, that, the Company will be permitted to disclose agreements entered into with Public Companies in the ordinary course of business, such as routine customer, supplier, advertising and publishing agreements without such written authorization.

THIS SPACE INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

MARQETA, INC.

By:	/s/ Jason Gardner
Name: Jason Gardner
Title: Chief Executive Officer

SIGNATURE PAGE TO THE MARQETA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

SMALLCAP WORLD FUND, INC.

By: Capital Research and Management Company, as investment adviser for and on behalf of SMALLCAP World Fund, Inc.

By:	/s/ Michael J. Triessl

Name: Michael J. Triessl
Title: Authorized Signatory

Address:

c/o Capital Research and Management Company

333 South Hope Street, 55th Floor

Los Angeles, CA 90071

Attn: Casey Solomon

AMERICAN FUNDS INSURANCE SERIES – GLOBAL SMALL CAPITALIZATION FUND

By: Capital Research and Management Company, as investment adviser for and on behalf of American Funds Insurance Series – Global Small Capitalization Fund

By:	/s/ Michael J. Triessl
Name: Michael J. Triessl
Title: Authorized Signatory

Address:

c/o Capital Research and Management Company

333 South Hope Street, 55th Floor

Los Angeles, CA 90071

Attn: Casey Solomon

SIGNATURE PAGE TO THE MARQETA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THE NEW ECONOMY FUND

By: Capital Research and Management Company, as investment adviser for and on behalf of The New Economy Fund

By:	/s/ Michael J. Triessl
Name: Michael J. Triessl
Title: Authorized Signatory

Address:

c/o Capital Research and Management Company

333 South Hope Street, 55th Floor

Los Angeles, CA 90071

Attn: Casey Solomon

CAPITAL GROUP NEW ECONOMY TRUST (US)

By: Capital Research and Management Company, as investment adviser for and on behalf of Capital Group New Economy Trust (US)

By:	/s/ Michael J. Triessl
Name: Michael J. Triessl
Title: Authorized Signatory

Address:

c/o Capital Research and Management Company

333 South Hope Street, 55th Floor

Los Angeles, CA 90071

Attn: Casey Solomon

SIGNATURE PAGE TO THE MARQETA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

MASTERCARD INVESTMENT HOLDINGS, INC.

By:	/s/ Sergiu Cecoltan
Name: Sergiu Cecoltan
Title: President

SIGNATURE PAGE TO THE MARQETA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

83NORTH II LIMITED PARTNERSHIP

By: 83North II G.P., L.P, its general partner

By: 83North II Manager, Ltd., its ultimate general partner

By: 83North Management, Ltd.

By:	/s/ Arnon Dinur
Name: Arnon Dinur
Title: Partner

SIGNATURE PAGE TO THE MARQETA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

COATUE KONA III LP

By: Coatue Kona III GP LLC, its general partner

By:	/s/ Zachary Feingold
Name: Zachary Feingold
Title: Authorized Signatory

SIGNATURE PAGE TO THE MARQETA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

COATUE US 14 LLC

By:	/s/ Zachary Feingold
Name: Zachary Feingold
Title: Authorized Signatory

SIGNATURE PAGE TO THE MARQETA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

COMMERZVENTURES BETEILIGUNGS

GMBH & CO. KG

By:	/s/ Stefan Tirtey
Name: Stefan Tirtey
Title: Managing Director

By:	/s/ Patrick Meisberger
Name: Patrick Meisberger
Title: Managing Director

SIGNATURE PAGE TO THE MARQETA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

DFS SERVICES LLC

a Delaware Limited Liability Company

By:	/s/ Jason Hanson
Name: Jason Hanson
Title: Senior Vice President

SIGNATURE PAGE TO THE MARQETA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

GRANITE VENTURES II, L.P.

By:	Granite Management II, LLC
Its:	General Partner

By:	Granite Ventures, LLC
Its:	Managing Member

By:	/s/ Jackie Berterretche
Name: Jackie Berterretche
Title: Member

GRANITE VENTURES ENTREPRENEURS FUND II, L.P.

By:	Granite Management II, LLC
Its:	General Partner

By:	Granite Ventures, LLC
Its:	Managing Member

By:	/s/ Jackie Berterretche
Name: Jackie Berterretche
Title: Member

SIGNATURE PAGE TO THE MARQETA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

ICONIQ STRATEGIC PARTNERS III, L.P., a Cayman Islands exempted limited partnership

By: ICONIQ Strategic Partners III GP, L.P., a Cayman Islands exempted limited partnership Its: General Partner

By: ICONIQ Strategic Partners III TT GP, Ltd., a Cayman Islands exempted company Its: General Partner

By:	/s/ Kevin Foster
Name: Kevin Foster
Title: Authorized Signatory

ICONIQ STRATEGIC PARTNERS III-B, L.P., a Cayman Islands exempted limited partnership

By: ICONIQ Strategic Partners III GP, L.P., a Cayman Islands exempted limited partnership Its: General Partner

By: ICONIQ Strategic Partners III TT GP, Ltd., a Cayman Islands exempted company Its: General Partner

By:	/s/ Kevin Foster
Name: Kevin Foster
Title: Authorized Signatory

SIGNATURE PAGE TO THE MARQETA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

INTER-ATLANTIC ADVISORS III, LLC

By:	/s/ Andrew Lerner
Name: Andrew Lerner
Title: Member

SIGNATURE PAGE TO THE MARQETA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

LONE SPRUCE, L.P.

a Delaware limited partnership

By:	/s/ Kerry A. Tyler

Name:	Kerry A. Tyler
Title:	Chief Operating Officer, Lone Pine Capital LLC, its investment adviser

SIGNATURE PAGE TO THE MARQETA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

LONE CASCADE, L.P.

a Delaware limited partnership

By:	/s/ Kerry A. Tyler

Name:	Kerry A. Tyler
Title:	Chief Operating Officer, Lone Pine Capital LLC, its investment adviser

SIGNATURE PAGE TO THE MARQETA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

LONE CYPRESS, LTD.

a Cayman Islands exempted company

By:	/s/ Kerry A. Tyler

Name:	Kerry A. Tyler
Title:	Chief Operating Officer, Lone Pine Capital LLC, its investment adviser

SIGNATURE PAGE TO THE MARQETA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

LONE MONTEREY MASTER FUND, LTD.,

a Cayman Islands exempted company

By:	/s/ Kerry A. Tyler

Name:	Kerry A. Tyler
Title:	Chief Operating Officer, Lone Pine Capital LLC, its investment adviser

SIGNATURE PAGE TO THE MARQETA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

LONE SIERRA, L.P.

a Delaware limited partnership

By:	/s/ Kerry A. Tyler

Name:	Kerry A. Tyler
Title:	Chief Operating Officer, Lone Pine Capital LLC, its investment adviser

SIGNATURE PAGE TO THE MARQETA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

BECAUSE GMBH

By: Marshall Luxembourg S.à r.l.
Its: Attorney-In-Fact

By:	/s/ Gaël Sausy
Name: Gaël Sausy
Title: B Manager

SIGNATURE PAGE TO THE MARQETA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

MARSHALL LUXEMBOURG S.A R.L.

(formerly named Globally Connected S.a. r.l.)

By:	/s/ Gaël Sausy
Name: Gaël Sausy
Title: B Manager

SIGNATURE PAGE TO THE MARQETA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

PEXFIN LTD

By:	/s/ Gaël Sausy
Name: Gaël Sausy
Title: B Manager

SIGNATURE PAGE TO THE MARQETA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

EXHIBIT A

SCHEDULE OF INVESTORS